Exhibit 10.2

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 7, 2007 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”), and TREMOR MEDIA, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement. Unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.            LOAN AND TERMS OF PAYMENT

2.1         Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1     Venture Term Loan.

(a)          Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each a -Term Loan Advance” and, collectively, the “Term Loan Advances”) not exceeding the Venture Term Loan. Each Term Loan Advance, other than the final Term Loan Advance, must be in an amount equal to at least Five Hundred Thousand Dollars ($500,000.00). After repayment, no Term Loan Advance may be reborrowed.

(b)          Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Payment Date of the month). Borrower shall make monthly payments of interest at the rate set forth in Section 2.2(a).

(c)          Repayment. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall repay the outstanding Term Loan Advances in (i) thirty-six (36) equal monthly installments of principal, plus ( ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a). The final payment of all unpaid principal amounts of the Term Loan Advances and all accrued but unpaid interest thereon is due and payable in full on the Venture Term Loan Maturity Date. Term Loan Advances may only be prepaid in accordance with Sections 2.1.1(d) and 2.1.1(e).

(d)          Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued

1.

and unpaid interest, and (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)          Permitted Prepayment of Term Loan Advances. Borrower shall have the right at any time and from time to time to prepay. without penalty or premium, all outstanding Obligations with respect to each Term Loan Advance, including, without limitation, any Bank Expenses due and payable hereunder with respect to such Term Loan Advance.

2.2         Payment of Interest on the Credit Extensions.

(a)          Interest Rate. Subject to Section 2.2(b), the principal amount of outstanding Term Loan Advances shall accrue interest at a floating per annum rate of interest equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.

(b)          Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate effective immediately before the Event of Default (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)          Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)          360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e)          Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off but shall be credited against Obligations due and payable.

(f)           Payments. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 2:00 Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.3         Fees. Borrower shall pay to Bank:

(a)          Commitment Fee. A fully earned, non-refundable commitment fee of Five Thousand Dollars ($5,000.00), on the Effective Date; and

(b)          Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.

2.4         Good Faith Deposit. Borrower has paid to Bank a deposit of Ten Thousand Dollars ($10,000.00) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the commitment fee set forth in Section 2.3(a) above.

3.            CONDITIONS OF LOANS

3.1         Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)          Duly executed original signatures of Borrower to the Loan Documents to which it is a party;

(b)          Duly executed original signatures of Borrower to the Control Agreement[s];

(c)          Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)          Duly executed signatures to the completed Borrowing Resolutions for Borrower;

(e)          Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any Code termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)           Borrower shall have delivered a landlord’s consent executed in favor of Bank;

(g)          Borrower shall have delivered a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(h)          Borrower shall have delivered evidence reasonably satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(i)           Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.3 hereof.

3.2         Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

3.

(a)          except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

(b)          the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however. that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)          in Bank’s reasonable discretion, there has not been a Material Adverse Change.

3.3         Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.

3.4         Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Term Loan Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/ Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Term Loan Advances to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due. If any portion of the proceeds of the Term Loan Advance shall be used to purchase or finance Equipment. Borrower shall deliver to Bank by electronic mail or facsimile a copy of the invoice for the Equipment to be purchased and the request for the Term Loan Advance.

4.            CREATION OF SECURITY INTEREST

4.1         Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security

4.

interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated. Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2         Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder. including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5.            REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1         Due Organization and Authorization. Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed perfection certificate signed by Borrower (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an

5.

event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2         Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future.

5.3         Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Fifty Thousand Dollars ($150.000).

5.4         No Material Deterioration in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby. There has not been any material

6.

deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5         Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6         Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7         Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8         Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, or has obtained valid extensions for the filing of, all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9         Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely to fund its general business requirements and not for personal, family, household or agricultural purposes.

7.

5.10       Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.            AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1         Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business.

6.2         Financial Statements, Reports, Certificates.

(a)          Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer or Borrower’s Chief Financial Officer or Controller and in a form reasonably acceptable to Bank together with aged listings of accounts receivable and accounts payable (by invoice date); (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; ( iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; ( v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Fifty Thousand Dollars ($150,000) or more; and (vi) other financial information reasonably requested by Bank.

(b)          Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer or Borrower’s Chief Financial Officer or Controller.

8.

6.3         Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4         Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5         Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6         Operating Accounts.

(a)          Within thirty (30) days after the Effective Date, maintain its and its Subsidiaries’ depository, operating, and securities accounts with Bank and Bank’s affiliates.

(b)          Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous

9.

sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7         Protection of Intellectual Property Rights. Borrower shall protect, defend and maintain the validity and enforceability of its intellectual property, except to the extent that Bank gives its prior written consent or if Borrower determines in good faith and upon consultation of its legal counsel that the foregoing is not in the best interests of Borrower.

6.8         Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.9         Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7.            NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1         Dispositions. Convey, sell, lease, transfer. assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.

7.2         Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (1) have a change in management such that the Key Person resigns, is terminated, or is no longer actively involved in the management of the Borrower in his/her current position and a replacement reasonably satisfactory to Borrower’s Board of Directors for such Key Person is not made within one hundred twenty (120) days after departure from Borrower, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower immediately prior to the first such transaction own less than 51% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty-Five Thousand Dollars ($25,000) in Borrower’s assets or property), (2) change its jurisdiction of

10.

organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3       Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower or its assets may be acquired by another Subsidiary or by Borrower.

7.4       Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5       Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of ‘Permitted Liens” herein.

7.6       Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7       Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of $50,000 per fiscal year.

7.8       Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, it being understood that Borrower’s institutional venture capital stockholders and Affiliates may provide equity and/or unsecured convertible debt or equity financing to Borrower subject to the terms hereof.

7.9       Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the

11.

Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10     Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation. if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.         EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1       Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the Venture Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2       Covenant Default.

(a)        Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, or violates any covenant in Section 7; or

(b)       Borrower fails or neglects to perform, keep, or observe any other term, provision. condition, covenant or agreement contained in this Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply to financial covenants set forth in subsection (a) above;

8.3       Material Adverse Change.  A Material Adverse Change occurs;

12.

8.4       Attachment. (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process seeking to attach. by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary), on deposit with Bank or Bank’s Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of One Hundred Thousand Dollars ($100.000) becomes a Lien on any of Borrower’s assets, and the same is not released within ten (10) days; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5       Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6       Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s business;

8.7       Judgments. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.8       Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement. any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9       Subordinated Debt.  A default or breach, in any material respect, occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches, in any material respect, any terms of such agreement; or

9.         BANK’S RIGHTS AND REMEDIES

9.1       Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

13.

(a)        declare all Obligations immediately due and payable {but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)       stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)        demand that Borrower ( i) deposits cash with Bank in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d)       settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(e)        make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f)        apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g)        ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets. trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h)       place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(i)         demand and receive possession of Borrower’s Books; and

(j)        exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

14.

9.2       Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3       Accounts Verification; Collection. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank. Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

9.4       Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate charged by Bank, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5       Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing. Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the

15.

Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.6       Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.7       No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8       Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.       NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one ( I ) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Tremor Media, Inc., 122 West 26th St., 8th Floor

16.

New York, New York 10001 Attn: President Fax: (212) 202-3793

with a copy to:	Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 Attn: Victor H. Boyajian, Esquire Fax (973) 912-7199 Email: vboyajian@sonnenschein.com

If to Bank:	Silicon Valley Bank 535 Fifth Avenue, 27th Floor, New York, New York 10017 Attn: Mr. Michael Moretti Fax: (212) 688-5994 Email:M.Moretti@svb.com

with a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: David A. Ephraim, Esquire Fax: (617) 880-3456 Email: DEphraim@riemerlaw.com

11.       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York; provided, however, that if for any reason Bank cannot avail itself of such courts in the State of New York, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZF ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS

17.

AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.       GENERAL PROVISIONS

12.1     Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell. transfer, assign, negotiate, or grant participation in all or any part of, or any interest in. Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2     Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents: and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower relating to the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.

12.3     Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4     Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements, including, without limitation, the term sheet dated March 29, 2007 between Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7     Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8     Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of

18.

information may be made: (a) to Bank’s Subsidiaries or Affiliates (who shall be bound by the term of this Section); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank reasonably considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (1) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank (by no fault of Bank); or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.       DEFINITIONS

13.1     Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors. partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is the first (1st) Payment Date following the Draw Period End Date.

19.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service. Inc., (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue, and Bank’s money market accounts.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of. or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York. The term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the

20.

provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; lb) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Term Loan Advance, or any other extension of credit hereunder by Bank for Borrower’s benefit.

“Default” is any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

21.

“Designated Deposit Account” is Borrower’s deposit account, account number maintained with Bank.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Draw Period” is the period of time from the Effective Date through the Draw Period End Date.

“Draw Period End Date” is the earliest to occur of (a) June 7, 2008 or (b) an Event of Default. Notwithstanding the foregoing, in the event Borrower reports as of and for the quarter ending December 31, 2007, Net Income for such quarter of greater than or equal to One Dollar ($1.00), the Draw Period End Date shall be the earliest to occur of (a) December 7, 2008 or (b) an Event of Default.

“Effective Date” is defined in the preamble of this Agreement.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Good Faith Deposit” is defined in Section 2.4.

22.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital tease obligations, and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is the Borrower’s Chief Executive Officer, who is, as of the Effective Date, Jason Glickman.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Net Income” means, as calculated for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower for such period taken as a single accounting period.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, under this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

23.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and its bylaws in current form each of the foregoing with all current amendments or modifications thereto.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)        Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)        Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)        Subordinated Debt;

(d)       unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)        Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and

(f)        extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)        Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)        Cash Equivalents;

(c)        Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(d)       Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent

24.

obligations of and other disputes with, customers or suppliers arising in the ordinary course of business;

(e)        Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary; and

(f)        joint ventures or strategic alliances, in the ordinary course of Borrower’s business, consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate in any fiscal year, and provided further that no Event of Default has occurred, is continuing, or would exist after such event.

“Permitted Liens” are:

(a)        Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)        Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, if they have no priority over any of Bank’s Liens, and statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Bank’s Lien and the aggregate amount of such Liens does not at any time exceed $50,000.00;

(c)        purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)       Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(e)        non-exclusive license of intellectual property granted to third parties in the ordinary course of business.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

25.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Responsible Officer” is any of the Chief Executive Officer, President, and Chief Operating Officer of Borrower.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Term Loan Advance” or “Term Loan Advances” is defined in Section 2.1.1(a).

“Transfer” is defined in Section 7.1.

“Venture Term Loan” is a Term Loan Advance or Term Loan Advances in an aggregate amount not to exceed Three Million Dollars ($3,000,000.00).

“Venture Term Loan Maturity Date” is the earliest of (a) the Payment Date that is thirty-five (35) months after the Amortization Date, or (b) the occurrence of an Event of Default.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.

Signature page follows.

26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

TREMOR MEDIA, INC.

By:	/s/Jason Glickman
Name:	Jason Glickman
Title:	CEO
BANK:

SILICON VALLEY BANK

By:
Name:
Title:

27.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

TREMOR MEDIA, INC.

By:
Name:
Title:
BANK:

SILICON VALLEY BANK

By:	/s/ Michael Moretti
Name:	Michael Moretti
Title:	SVP

28.

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, domain names, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks arid, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

29.

EXHIBIT B

Loan Payment/Advance Request Form

DEADLINE FOR SAME DAY PROCESSING IS NOON E.S.T.*

Fax To:		Date:

LOAN PAYMENT:

TREMOR MEDIA, INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number.

Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number.

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to he wired.

Deadline for same day processing is noon, E.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) fluids transfer request shall he processed in accordance with and subject to the terms and conditions set forth in the agreements( s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

* Unless otherwise provided for an Advance bearing interest at LIBOR.

30.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	TREMOR MEDIA. INC.

The undersigned authorized officer of Tremor Media, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/P Agings	Monthly within 30 days	Yes No
AIR Agings	Monthly within 30 days	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

31.

TREMOR MEDIA, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:

Date:
Verified:
AUTHORIZED SIGNER

Date:
	Compliance Status	Yes No

32.

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 8, 2008, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and TREMOR MEDIA, INC., a Delaware corporation with its chief executive office located at 122 West 26th Street, 8th Floor, New York 10001(“Borrower”).

1.                                  DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                    DESCRIPTION OF CHANGE IN TERMS.

A.                                Modifications to Loan Agreement.

1                                        The Loan Agreement shall be amended by inserting the following, to appear as Section 2.1.2 thereof:

“2.1.2 2008 Venture Term Loan.

(a)                               Availability. Subject to the terms and conditions of this Agreement, during the 2008 Draw Period, Bank shall make advances (each a “2008 Term Loan Advance” and, collectively, the “2008 Term Loan Advances”) not exceeding the 2008 Venture Term Loan. Each 2008 Term Loan Advance, other than the final 2008 Term Loan Advance, must be in an amount equal to at least Five Hundred Thousand Dollars ($500,000.00). After repayment, no Term Loan Advance may be reborrowed.

(b)                              Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of a 2008 Term Loan Advance occurs (or commencing on the Funding Date if the Funding Date is the first Payment Date of the month) until June 30, 2009, Borrower shall make monthly payments of interest with respect to such 2008 Term Loan Advance at the rate set forth in Section 2.2(a)(ii).

1.

(c)                               Repayment. Commencing on the 2008 Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall repay the outstanding 2008 Term Loan Advances in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a)(ii). The final payment of all unpaid principal amounts of the 2008 Term Loan Advances and all accrued but unpaid interest thereon is due and payable in full on the 2008 Venture Term Loan Maturity Date. 2008 Term Loan Advances may only be prepaid in accordance with Sections 2.1.2(d) and 2.1.2(e).

(d)                             Mandatory Prepayment Upon an Acceleration. If the 2008 Term Loan Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Prepayment Fee, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)                               Permitted Prepayment of 2008 Term Loan Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of any 2008 Term Loan Advance advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay such 2008 Term Loan Advance at least three (3) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest relating to such 2008 Term Loan Advance, (B) the Prepayment Fee, and (C) all other sums relating to such 2008 Term Loan Advance, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

2                                        The Loan Agreement shall be amended by inserting the following new sections, to appear immediately following Section 2.1.2 thereof:

“2.1.3 Revolving Advances.

(a)                               Availability. Subject to the terms and conditions of this Agreement, and after the occurrence of the Equity Event, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)                              Termination: Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.

2.1.4                Letters of Credit Sublimit

(a)                               As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Three Million Dollars ($3,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.5 and 2.1.6. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line, or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iii) the FX Reduction Amount. If, on the Revolving Line Maturity Date, or the effective date of any termination of this Agreement by Borrower, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b)                              The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c)                               Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in

3.

connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d)                             To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.5                Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). Each FX Forward Contract shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of the outstanding amount of the FX Forward Contract (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed Three Million Dollars ($3,000,000.00). The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to the aggregate FX Reserves for all outstanding FX Forward Contracts (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.6                Cash Management Services Sublimit. Borrower may use up to Three Million Dollars ($3,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5 and the FX Reduction Amount, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.7                Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds

4.

the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

3                                        The Loan Agreement shall be amended by deleting the following text, appearing as Section 2.2(a) thereof:

“                                         (a)                               Interest Rate. Subject to Section 2.2(b), the principal amount of outstanding Term Loan Advances shall accrue interest at a floating per annum rate of interest equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

and inserting in lieu thereof the following:

“                                         (b)                              Interest Rate.

(i)                                  Venture Term Loan. Subject to Section 2.2(b), the principal amount of outstanding Term Loan Advances shall accrue interest at a floating per annum rate of interest equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.

(ii)                              2008 Venture Term Loan. Subject to Section 2.2(b), the principal amount of outstanding 2008 Term Loan Advances shall accrue interest at a floating per annum rate of interest equal to one and one-half of one percentage point (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.

(iii)                          Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

4                                        The Loan Agreement shall be amended by inserting the following new text, to appear immediately following Section 2.3(b) thereof:

“                                         (c)                               Prepayment Fee. The Prepayment Fee, when due hereunder.”

5                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4 thereof:

“Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement. to obtain a Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Term Loan Advance. Together

5.

with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/ Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Term Loan Advances to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due. If any portion of the proceeds of the Term Loan Advance shall be used to purchase or finance Equipment, Borrower shall deliver to Bank by electronic mail or facsimile a copy of the invoice for the Equipment to be purchased and the request for the Term Loan Advance.”

and inserting in lieu thereof the following:

“Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Term Loan Advance, a 2008 Term Loan Advance, or an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Term Loan Advance, 2008 Term Loan Advance, or Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/ Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Credit Extensions to the Designated Deposit Account. Bank may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. If any portion of the proceeds of the Term Loan Advance or 2008 Term Loan Advance shall be used to purchase or finance Equipment, Borrower shall deliver to Bank by electronic mail or facsimile a copy of the invoice for the Equipment to be purchased and the request for the Term Loan Advance or 2008 Term Loan Advance.”

6                                        The Loan Agreement shall be amended by inserting the following new text, appearing as Section 5.11 thereof:

“                                         5.11                    Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any

6.

Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

7                                        The Loan Agreement shall be amended by deleting the following text, appearing as Section 6.2 thereof:

“                                        6.2                            Financial Statements, Reports, Certificates.

(a)                               Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer or Borrower’s Chief Financial Officer or Controller and in a form reasonably acceptable to Bank together with aged listings of accounts receivable and accounts payable (by invoice date); (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Fifty Thousand Dollars ($150,000) or more; and (vi) other financial information reasonably requested by Bank.

(b)                              Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer or Borrower’s Chief Financial Officer or Controller.”

and inserting in lieu thereof the following:

7.

“                                        6.2                            Financial Statements, Reports, Certificates.

(c)                               Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that Borrower’s stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the interne; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Fifty Thousand Dollars ($150,000.00) or more; (v) at least annually, within ten (10) days of approval by Borrower’s Board, and within ten (10) days of any updates or changes thereto, Board approved projections and a budget; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(d)                             Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements a completed Compliance Certificate signed by a Responsible Officer.

(e)                               Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

(f)                                Allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than one (1) audit per year. Borrower hereby acknowledges that the first such audit will be conducted within sixty (60) days after the 2008 Effective Date. After the occurrence of an Event of Default, Bank may audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense and at Bank’s sole and exclusive discretion and without notification and authorization from Borrower.”

8.

8                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“                                        (a)                               Within thirty (30) days after the Effective Date, maintain its and its Subsidiaries’ depository, operating, and securities accounts with Bank and Bank’s affiliates.”

and inserting in lieu thereof the following:

“                                        (b)                              To permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s and such Subsidiaries’, primary operating accounts with Bank and all of Borrower’s and such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ current operations shall be maintained or administered through Bank and Bank’s affiliates.”

9                                        The Loan Agreement shall be amended by inserting the following new text, to appear immediately following Section 6.6(b) thereof:

“                                         (c)                               As and when directed by Bank in writing from time to time, at Bank’s option and at the sole and exclusive discretion of Bank (regardless of whether an Event of Default has occurred), Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls.”

10                                The Loan Agreement shall be amended by inserting the following new Section 6.10 thereof:

“                                        6.10                    Financial Covenants.

After the occurrence of the Equity Event, Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted (all calculations shall be computed with respect to the Borrower only, and not on a consolidated basis):

(a)                               Tangible Net Worth. A Tangible Net Worth of at least Eight Million Dollars ($8,000,000.00). Notwithstanding the foregoing, the amount required in the prior sentence shall increase by an amount equal to (i) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, during any of Borrower’s fiscal quarters ending after the occurrence of the Equity Event, plus (ii) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity, other than with respect to the Equity Event, after the occurrence of the Equity Event.

9.

(b)                              Adjusted Quick Ratio. A a ratio of (i) Quick Assets, to (ii) Current Liabilities minus Current Deferred Revenue of at least 1.15 to 1.0.”

11                                The Loan Agreement shall be amended by deleting the following text, appearing as Section 7.1 thereof:

“                                        7.1                            Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.” and inserting in lieu thereof the following:

“                                        7.1                            Dispositions. Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.”

12                                The Loan Agreement shall be amended by deleting the following text, appearing as Section 7.3 thereof:”

“                                        7.3                            Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower or its assets may be acquired by another Subsidiary or by Borrower.” and inserting in lieu thereof the following:

“                                        7.3                            Mergers or Acquisitions. Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into

10.

Borrower or its assets may be acquired by another Subsidiary or by Borrower.”

13                                The Loan Agreement shall be amended by deleting the following text, appearing as Section 8.1 thereof:

“                                        8.1                            Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the Venture Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);” and inserting in lieu thereof the following:

“                                        8.1                            Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

14                                The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.2 thereof:

“                                         (a)                               Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, or violates any covenant in Section 7; or” and inserting in lieu thereof the following:

“                                         (a)                               Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, or 6.10, or violates any covenant in Section 7; or”

15                                The Loan Agreement shall be amended by inserting the following new Section 8.10 immediately following Section 8.9 thereof:

“                                         8.10                    2008 Loan Agreement. An Event of Default (as such term is defined under the 2008 Loan Agreement) occurs under the 2008 Loan Agreement.”

16                                The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                        “Credit Extension” is any Term Loan Advance, or any other extension of credit hereunder by Bank for Borrower’s benefit.”

“                                        “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of

11.

such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.”

“                                        “Permitted Investments” are:

(a)                               Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)                              Cash Equivalents;

(c) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary; and

(f) joint ventures or strategic alliances, in the ordinary course of Borrower’s business, consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate in any fiscal year, and provided further that no Event of Default has occurred, is continuing, or would exist after such event.” and inserting in lieu thereof the following:

“                                        “Credit Extension” is any Advance, Term Loan Advance, 2008 Term Loan Advance, or any other extension of credit hereunder by Bank for Borrower’s benefit.”

“                                        “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the

12.

Obligations, or (d) after the occurrence of the Equity Event, Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.”

“                                        “Permitted Investments” are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank, (v) Investments shown on the Perfection Certificate which are existing on the Effective Date, and (vi) as of January 1, 2009 and thereafter, Investments in Tremor Media Europe GmbH (Borrower’s Subsidiary) and Tremor Media UK Limited (a Subsidiary of Tremor Media Europe GmbH) for the ordinary and necessary operating expenses of such entities in an aggregate amount not to exceed Four Million Dollars ($4,000,000.00) per calendar year.”

17                                The Loan Agreement shall be amended by inserting the following new definitions, appearing in appropriate alphabetical order, in Section 13.1 thereof:

“                                        “Advance” or “Advances” means an advance (or advances) under the Revolving Line.”

“                                        “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

“                                        “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as reasonably determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“                                        “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit D.”

“                                        “Cash Management Services” is defined in Section 2.1.6.”

13.

“                                        “Current Deferred Revenue” is the current portion of amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.”

“                                        “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“                                        “Eligible Accounts” means billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.11. Bank reserves the right at any time after the 2008 Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Without limiting the foregoing, unless Bank agrees otherwise in writing, Eligible Accounts shall not include the following Accounts:

(a)                               Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(b)                              Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)                               Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(d)                             Accounts billed and/or payable outside of the United States;

(e)                               Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)                                Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g)                              Accounts with credit balances over ninety (90) days from invoice date;

(h)                              Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

14.

(i)                                  Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j)                                  Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)                              Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(1)                              Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m)                          Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)                              Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)                              Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its reasonable discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)                              Accounts for which the Account Debtor has not been invoiced;

(q)                              Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

15.

(r)                                 Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(s)                                Accounts subject to chargebacks or others payment deductions taken by an Account Debtor;

(t)                                 Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(v)                              Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(w)                          other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

“                                         “Equity Event” is (a) the receipt of unrestricted net cash proceeds by Borrower, after the 2008 Effective Date, in an amount equal to at least Ten Million Dollars ($10,000,000.00), from the closing of an equity round of financing, and (b) the termination of the 2008 Loan Agreement.”

“                                         “Foreign Currency” means lawful money of a country other than the United States.”

“                                         “FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.”

“                                         “FX Forward Contract” is defined in Section 2.1.5.” “FX Reduction Amount” is defined in Section 2.1.5.” “FX Reserve” is defined in Section 2.1.5.” i4                “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.4.”

“                                         “Letter of Credit Application” is defined in Section 2.1.4(a).”

“                                         “Letter of Credit Reserve” has the meaning set forth in Section 2.1.4(d).”

“                                         “Maturity Date” is the Venture Term Loan Maturity Date, the 2008 Venture Term Loan Maturity Date, or the Revolving Line Maturity Date, as applicable.”

“                                         “Prepayment Fee” shall be an additional fee payable to Bank in an amount equal to:

16.

(i)                                  for a prepayment made after the 2008 Effective Date and on or prior to December 8, 2009 two percent (2.0%) of the principal amount of the 2008 Venture Term Loan prepaid;

(ii)                              for a prepayment made after December 9, 2009, and on or prior to December 9, 2010, one percent (1.0%) of the principal amount of the 2008 Venture Term Loan prepaid; and

(iii)                          for a prepayment made after December 9, 2010, zero percent (0.0%).”

“                                         “Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained at Bank, plus net billed accounts receivable.”

“                                         “Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000.00).”

“                                         “Revolving Line Maturity Date” is December 7, 2009.”

“                                         “Settlement Date” is defined in Section 2.1.5.”

“                                         “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.”

“                                         “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding the current portion of Subordinated Debt.”

“                                         “2008 Amortization Date” is July 1, 2009.”

“                                         “2008 Draw Period” is the period of time from the 2008 Effective Date through the earliest to occur of (a) June 30, 2009, or (b) an Event of Default.”

“                                         “2008 Effective Date” is December 8, 2008.”

“                                         “2008 Loan Agreement” is that certain Loan and Security Agreement (Working Capital Line of Credit) between Borrower and Bank dated as of the 2008 Effective Date, together with all documents delivered in connection therewith, as amended from time to time.”

17.

“                                         “2008 Term Loan Advance” and “2008 Term Loan Advances” are defined in Section 2.1.2(a).”

“                                         “2008 Venture Term Loan” is an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00).”

“                                         “2008 Venture Term Loan Maturity Date” is the earliest to occur of (a) June 1, 2012, (b) an Event of Default, or (c) the termination of this Agreement.”

18                                The Loan Agreement shall be amended by inserting the Borrowing Base Certificate attached as Exhibit A hereto, to appear as Exhibit D to thereof.

19                                The Loan Payment/Advance Request Form appearing as Exhibit B to the Loan Agreement is hereby replaced with the Loan Payment/Advance Request Form attached is Exhibit B hereto.

20                                The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit C hereto.

4.                                    FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                    RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 8, 2008, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate have not changed as of the date hereof.

6.                                    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain

18.

unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                            COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

19.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR MEDIA, INC.		SILICON VALLEY BANK

By:	/s/Jason Glickman	By:

Name:	Jason Glickman	Name:

Title:	President and Chief Executive Officer	Title:

20.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

TREMOR MEDIA, INC.	SILICON VALLEY BANK

By:	By:	/s/ Melissa Stepanis

Name:	Name:	Melissa Stepanis

Title:	Title:	Vice President

21.

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:	Tremor Media, Inc.

Lender:	Silicon Valley Bank Commitment

Amount:	$3,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Foreign Accounts	$
7.	Foreign Invoiced Accounts	$
8.	Contra/Customer Deposit Accounts	$
9.	Intercompany/Employee Accounts	$
10.	Credit balances over 90 days	$
11.	Concentration Limits	$
12.	U.S. Governmental Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15.	Accounts for Retainage Billings	$
16.	Trust Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts	$
20.	Accounts with Extended Term Invoices	$
21.	Accounts subject to Chargebacks	$
22.	Disputed Accounts	$
23.	Other (please explain on reverse)	$
24.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
25.	Eligible Accounts (#3 minus #24)	$
26.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #25)	$

BALANCES
27.	Maximum Loan Amount	$3,000,000.00
28.	Total Funds Available (Lesser of #27 or #26)	$
29.	Present balance owing on Line of Credit	$
30.	Outstanding under Sublimits	$
31.	RESERVE POSITION (#28 minus #29 and #30)	$

[Continued on following page.]

22.

The undersigned represents and warrants that this is true, accurate and complete, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:

TREMOR MEDIA, INC.	Received by:
AUTHORIZED SIGNER
By:
Authorized Signer
Date:
Date:	Verified:
AUTHORIZED SIGNER

Date:
Compliance Status Yes No

23.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON E.S.T.

LOAN PAYMENT:

TREMOR MEDIA, INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number.

Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number.

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to he wired.

Deadline for same day processing is noon, E.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) fluids transfer request shall he processed in accordance with and subject to the terms and conditions set forth in the agreements( s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

24.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	TREMOR MEDIA. INC.

The undersigned authorized officer of Tremor Media, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, with A/P & A/R Agings	Monthly within 30 days	Yes No
Board approved projections	Annually, within 10 days of approval	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis
Tangible net Worth*	$	$	Yes No
Adjusted Quick Ratio	1.15:1.0	:1.0	Yes No

* As set forth in Section 6.10

25.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TREMOR MEDIA, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:

Date:
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status Yes No

26.

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________

I.          Tangible Net Worth (Section 6.10(a))

Required:        $8,000,000.00 (to increase to 75% of quarterly Net Income, plus 50% of new equity, as set forth in Section 6.10(a))

Actual:

A.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness	$

B.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

C.	Debt (line A minus line B)	$

D.	Aggregate value of total assets of Borrower	$

E.	Aggregate value of goodwill of Borrower	$

F.	Aggregate value of intangible assets of Borrower	$

G.	Aggregate value of any reserves not already deducted from assets	$

H.	Value of line C	$

I.	Tangible Net Worth (line D minus line E minus line F minus line G minus line C)	$

Is line I equal to or greater than $8,000,000.00 (to increase by 75% of quarterly Net Income, plus 50% of new equity, as set forth in Section 6.10(a))?

_________ No, not in compliance	_________ Yes, in compliance

II.        Adjusted Quick Ratio (Section 6.10(b))

Required:        1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of	$

27.

Borrower maintained at Bank

B.	Aggregate value of net billed accounts receivable of Borrower	$

C.	Quick Assets (sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above, that matures within one (1) year, but excluding the current portion of Subordinated Debt

$

F.	Current Liabilities (the sum of lines E and F)	$

G.	Aggregate value of the current portion of amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus line G	$

I.	Adjusted Quick Ratio (line C divided by line H)	$

Is line I equal to or greater than 1.25:1:00?

_________ No, not in compliance	_________ Yes, in compliance

28.

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 7, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and TREMOR MEDIA, INC., a Delaware corporation with its chief executive office located at 122 West 26th Street, 8th Floor, New York 10001(“Borrower”).

1.                                    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 8, 2008 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                    DESCRIPTION OF CHANGE IN TERMS.

A.                                Modifications to Loan Agreement.

1                                        Borrower and Bank each hereby acknowledge and agree that the Equity Event has occurred, and, accordingly, pursuant to the terms of the 2008 Loan Agreement, (a) the 2008 Loan Agreement has terminated, and (b) all Obligations (as defined in the 2008 Loan Agreement) outstanding under the 2008 Loan Agreement are now Obligations under Section 2.1.3 of the Loan Agreement.

2                                        The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Revolving Line Maturity Date” is December 7, 2009.”

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is February 7, 2010.”

4.                                    FEES. Borrower shall pay to Bank a modification fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

1.

5.                                    RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate (the “Updated Perfection Certificate”) dated as of December __, 2009, between Borrower and Bank (which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of December 8, 2008, between Borrower and Bank), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Updated Perfection Certificate have not changed as of the date hereof. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.                                    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                            COUNTER SIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

2.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR MEDIA, INC.		SILICON VALLEY BANK

By:	/s/ Mark Pinney	By:	/s/ Michael Moretti

Name:	Mark Pinney	Name:	Michael Moretti

Title:	CFO	Title:	SVP

3.

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 7, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and TREMOR MEDIA, INC., a Delaware corporation with its chief executive office located at 122 West 26th Street, 8th Floor, New York 10001(“Borrower”).

1.                                    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 8, 2008, and as further amended by a certain Second Loan Modification Agreement dated as of December 7, 2009 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                    DESCRIPTION OF CHANGE IN TERMS.

A.                                Modifications to Loan Agreement.

1                                        As a condition precedent to the effectiveness of this Loan Modification Agreement, all Obligations relating to Term Loan Advances and 2008 Term Loan Advances shall be paid in full. Bank hereby waives Borrower’s obligation to pay the Prepayment Fee pursuant to Section 2.1.2(e) of the Loan Agreement in connection with such prepayment.

2                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.4(a) thereof:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Three Million Dollars ($3,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.5 and 2.1.6.”

and inserting in lieu thereof the following:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit

1.

Reserve) may not exceed Seven Million Dollars ($7,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.5 and 2.1.6.”

3                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.5 thereof:

“The aggregate amount of FX Forward Contracts at any one time may not exceed Three Million Dollars ($3,000,000.00).”

and inserting in lieu thereof the following:

“The aggregate amount of FX Forward Contracts at any one time may not exceed Seven Million Dollars ($7,000,000.00).”

4                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.6 thereof:

“Borrower may use up to Three Million Dollars ($3,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5 and the FX Reduction Amount, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).”

and inserting in lieu thereof the following:

“Borrower may use up to Seven Million Dollars ($7,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5 and the FX Reduction Amount, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).”

5                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“(iii)                   Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

and inserting in lieu thereof the following:

“(iii)                   Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a

2.

floating per annum rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

6                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 6.10 thereof:

“6.10             Financial Covenants.

After the occurrence of the Equity Event, Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted (all calculations shall be computed with respect to the Borrower only, and not on a consolidated basis):

(a)                               Tangible Net Worth. A Tangible Net Worth of at least Eight Million Dollars ($8,000,000.00). Notwithstanding the foregoing, the amount required in the prior sentence shall increase by an amount equal to (i) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, during any of Borrower’s fiscal quarters ending after the occurrence of the Equity Event, plus (ii) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity, other than with respect to the Equity Event, after the occurrence of the Equity Event.

(b)                              Adjusted Quick Ratio. A ratio of (i) Quick Assets, to (ii) Current Liabilities minus Current Deferred Revenue of at least 1.15 to 1.0.”

and inserting in lieu thereof the following:

“6.10             Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted (all calculations shall be computed on a consolidated basis):

(a)                               Tangible Net Worth. A Tangible Net Worth of at least (i) Eight Million Dollars ($8,000,000.00) through and including December 31, 2009, (ii) Seven Million Dollars ($7,000,000.00) for the months ending January 31, 2010, February 28, 2010, March 31, 2010 and April 30, 2010, (iii) Six Million Dollars ($6,000,000.00) for the months ending May 31, 2010, June 30, 2010, July 31, 2010, August 31, 2010 and September 30, 2010, (iv) Seven Million Dollars ($7,000,000.00) for the months ending October 31, 2010 and November 30, 2010, and (v) Eight Million Dollars ($8,000,000.00) for the month ending December 31, 2010, and for each month thereafter. Notwithstanding the foregoing, the

3.

amount required in the prior sentence shall increase by an amount equal to (i) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, plus (ii) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity.

(b)                              Adjusted Quick Ratio. A ratio of (i) Quick Assets, to (ii) Current Liabilities minus Current Deferred Revenue of at least 1.25 to 1.0.”

7                                        The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:

“(w)                   other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

and inserting in lieu thereof the following:

“(w)                   Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue); and

(x)                              other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

8                                        The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000.00).”

“Revolving Line Maturity Date” is February 7, 2010.”

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.”

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.”

4.

and inserting in lieu thereof the following:

“Prime Rate” is the greater of (a) four percent (4.0%) and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“Revolving Line” is an Advance or Advances in an amount equal to Seven Million Dollars ($7,000,000.00).”

“Revolving Line Maturity Date” is February 7, 2011.”

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) consolidated Total Liabilities, plus (c) consolidated Subordinated Debt.”

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, (b) that certain Warrant to Purchase Stock dated as of December 8, 2008 executed by Borrower in favor of Bank, and (c) that certain Warrant to Purchase Stock dated as of February 7, 2010 executed by Borrower in favor of Bank.”

9                                        The Compliance Certificate attached as Exhibit C to the Loan Agreement shall be deleted in its entirety and replaced with the Compliance Certificate set forth on Schedule 1 hereto.

10                                The Borrowing Base Certificate attached as Exhibit D to the Loan Agreement shall be deleted in its entirety and replaced with the Borrowing Base Certificate set forth on Schedule 2 hereto.

4.                                    FEES. Borrower shall pay to Bank a modification fee equal to Seventeen Thousand Five Hundred Dollars ($17,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                    PERFECTION CERTIFICATE. Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement (the “Updated Perfection Certificate”) dated as of February 7, 2010, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of December 7, 2009. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

5.

6.                                    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                            COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

6.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR MEDIA, INC.		SILICON VALLEY BANK

By:	/s/ Jason Glickman	By:

Name:	Jason Glickman	Name:

Title:	CEO	Title:

7.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

TREMOR MEDIA, INC.	SILICON VALLEY BANK

By:	By:	/s/ Michael Moretti

Name:	Name:	Michael Moretti

Title:	Title:	SVP

8.

Schedule 1

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	TREMOR MEDIA, INC.

The undersigned authorized officer of Tremor Media, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                    with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days		Yes	No
Annual financial statement (CPA Audited)	FYE within 180 days		Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No
Borrowing Base Certificate, with A/P & A/R Agings	Monthly within 30 days		Yes	No
Board-approved projections	Annually, within 10 days of approval		Yes	No

Financial Covenant	Require	Actual	Complies

Maintain on a Monthly Basis
Tangible Net Worth*	$ *	$	Yes	No
Adjusted Quick Ratio	1.25:1.0	:1.0	Yes	No

* As set forth in Section 6.10(a) of the Agreement.

9.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TREMOR MEDIA, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:
Date:

Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes	No

10.

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

NOTE — All calculations below are on a consolidated basis with respect to Borrower and its subsidiaries.

I.          Tangible Net Worth (Section 6.10(a))

Required:        $                    *

* As set forth in Section 6.10(a) of the Agreement (to increase by 75.0% of quarterly Net Income, plus 50.0% of new equity)

Actual:

A.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness	$

B.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

C.	Debt (line A minus line B)	$

D.	Aggregate value of total assets of Borrower	$

E.	Aggregate value of goodwill of Borrower	$

F.	Aggregate value of intangible assets of Borrower	$

G.	Aggregate value of any reserves not already deducted from assets	$

H.	Value of line C	$

I.	Tangible Net Worth (line D minus line E minus line F minus line G minus line C)	$

Is line I equal to or greater than $               * (to increase by 75.0% of quarterly Net Income, plus 50.0% of new equity)?

*As set forth in Section 6.10(a) of the Agreement

No, not in compliance	Yes, in compliance

11.

II.        Adjusted Quick Ratio (Section 6.10(b))

Required:        1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained at Bank	$

B.	Aggregate value of net billed accounts receivable of Borrower	$

C.	Quick Assets (sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above, that matures within one (1) year, but excluding the current portion of Subordinated Debt

$

F.	Current Liabilities (the sum of lines E and F)	$

G.	Aggregate value of the current portion of amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus line G	$

I.	Adjusted Quick Ratio (line C divided by line H)	$

Is line I equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

12.

Schedule 2

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower:	Tremor Media, Inc.
Lender:	Silicon Valley Bank
Commitment Amount:	$7,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of __________	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Foreign Accounts	$
7.	Foreign Invoiced Accounts	$
8.	Contra/Customer Deposit Accounts	$
9.	Intercompany/Employee Accounts	$
10.	Credit balances over 90 days	$
11.	Concentration Limits	$
12.	U.S. Governmental Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15.	Accounts for Retainage Billings	$
16.	Trust Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts	$
20.	Accounts with Extended Term Invoices	$
21.	Accounts subject to Chargebacks	$
22.	Disputed Accounts	$
23.	Deferred Revenue	$
24.	Other (please explain on reverse)	$
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
26.	Eligible Accounts (#3 minus #25)	$
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$

BALANCES
28.	Maximum Loan Amount	$ 7,000,000.00
29.	Total Funds Available (Lesser of #28 or #27)	$
30.	Present balance owing on Line of Credit	$
31.	Outstanding under Sublimits (LC/FX/Cash Management)	$
32.	RESERVE POSITION (#29 minus #30 and #31)	$

[Continued on following page.]

13.

The undersigned represents and warrants that this is true, accurate and complete, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY

COMMENTS:	Received by:
AUTHORIZED SIGNER
TREMOR MEDIA, INC.
Date:
By:
Authorized Signer	Verified:
AUTHORIZED SIGNER
Date:
Date:

Compliance Status: Yes No

14.

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 7, 2011 and is effective as of February 7, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and TREMOR MEDIA, INC., a Delaware corporation with its chief executive office located at 53 West 23rd Street, 12th Floor, New York, New York 10010 (“Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 8, 2008, as further amended by a certain Second Loan Modification Agreement dated as of December 7, 2009, and as further amended by a certain Third Loan Modification Agreement dated as of February 7, 2010 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.           Modifications to Loan Agreement.

1                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“(iii)      Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

and inserting in lieu thereof the following:

“(iii)      Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

1.

2                                        The Loan Agreement shall be amended by deleting the following text appearing in Section 6.10 thereof:

“(a)        Tangible Net Worth. A Tangible Net Worth of at least (i) Eight Million Dollars ($8,000,000.00) through and including December 31, 2009, (ii) Seven Million Dollars ($7,000,000.00) for the months ending January 31, 2010, February 28, 2010, March 31, 2010 and April 30, 2010, (iii) Six Million Dollars ($6,000,000.00) for the months ending May 31, 2010, June 30, 2010, July 31, 2010, August 31, 2010 and September 30, 2010, (iv) Seven Million Dollars ($7,000,000.00) for the months ending October 31, 2010 and November 30, 2010, and (v) Eight Million Dollars ($8,000,000.00) for the month ending December 31, 2010, and for each month thereafter. Notwithstanding the foregoing, the amount required in the prior sentence shall increase by an amount equal to (i) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, plus (ii) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity.”

and inserting in lieu thereof the following:

“(a)        Tangible Net Worth. A Tangible Net Worth of at least:

(i)           (A) Eight Million Dollars ($8,000,000.00) through and including December 31, 2009, (B) Seven Million Dollars ($7,000,000.00) for the months ending January 31, 2010, February 28, 2010, March 31, 2010 and April 30, 2010, (C) Six Million Dollars ($6,000,000.00) for the months ending May 31, 2010, June 30, 2010, July 31, 2010, August 31, 2010 and September 30, 2010, (D) Seven Million Dollars ($7,000,000.00) for the months ending October 31, 2010 and November 30, 2010, and (E) Eight Million Dollars ($8,000,000.00) for the months ending December 31, 2010 and January 31, 2011. Notwithstanding the foregoing, the amount required in the immediately prior sentence shall increase by an amount equal to (A) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, plus (B) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity.

(ii)          Twenty-Three Million Dollars ($23,000,000.00) for the month ending February 28, 2011 and for each month thereafter. Notwithstanding the foregoing, the amount required in the immediately prior sentence shall increase by an amount equal to (A) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, on and after February 1, 2011, plus (B) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity on and after February 1, 2011.”

2.

3                                        The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Revolving Line Maturity Date” is February 7, 2011.”

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is March 8, 2012.”

4.            FEES. Borrower shall pay to Bank a modification fee equal to Seventeen Thousand Five Hundred Dollars ($17,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.            PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of March 7, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

6.            CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.            RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.            NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.            CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

3.

10.         COUNTER SIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

4.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR MEDIA, INC.		SILICON VALLEY BANK

By:	/s/ William Day	By:

Name: William Day		Name:

Title: Chief Executive Officer		Title:

5.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

TREMOR MEDIA, INC.	SILICON VALLEY BANK

By:	By:	/s/ A. Bonnie Ryan

Name:	Name:	A. Bonnie Ryan

Title:	Title:	Vice President

6.

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 30, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 (“Bank”) and TREMOR VIDEO, INC. (f.k.a. Tremor Media, Inc.), a Delaware corporation with its chief executive office located at 53 West 23rd Street, 12th Floor, New York, New York 10010 (“Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 8, 2008, as further amended by a certain Second Loan Modification Agreement dated as of December 7, 2009, as further amended by a certain Third Loan Modification Agreement dated as of February 7, 2010, and as further amended by a certain Fourth Loan Modification Agreement dated as of March 7, 2011 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.           Modifications to Loan Agreement.

1                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.4 thereof:

“2.1.4   Letters of Credit Sublimit.

(a)          As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Seven Million Dollars ($7,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.5 and 2.1.6. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving

1.

Line, or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iii) the FX Reduction Amount. If, on the Revolving Line Maturity Date, or the effective date of any termination of this Agreement by Borrower, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b)          The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c)          Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d)          To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a

2.

Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

and inserting in lieu thereof the following:

“2.1.4   Intentionally omitted.”

2                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.5 thereof:

“2.1.5   Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). Each FX Forward Contract shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of the outstanding amount of the FX Forward Contract (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed Seven Million Dollars ($7,000,000.00). The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to the aggregate FX Reserves for all outstanding FX Forward Contracts (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.5   Intentionally omitted.”

3                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.6 thereof:

“2.1.6   Cash Management Services Sublimit. Borrower may use up to Seven Million Dollars ($7,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5 and the FX Reduction Amount, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving

3.

Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.6   Intentionally omitted.”

4                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.7 thereof:

“2.1.7   Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and insert in lieu thereof the following:

“2.1.7   Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

5                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“(iii)      Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

and inserting in lieu thereof the following:

“(iii)      Advances. Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

6                                        The Loan Agreement shall be amended by inserting the following new text, to appear immediately following Section 2.3(c) thereof:

“(d)       Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-fifth of one percent (0.20%) per annum of the unused portion of the Revolving Line. The unused

4.

portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (i) the Revolving Line amount (as it may be reduced from time to time) and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding. Notwithstanding the foregoing, there shall be no Unused Revolving Line Facility Fee for a particular quarter if the average principal amount of Advances outstanding during such quarter was more than Ten Million Dollars ($10,000,000.00). Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.3(d) notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.”

7                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 4.1 thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“Borrower acknowledges that it may have previously entered, and/or may in the future enter, into Bank Services with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted herein.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank’s then current practice for Bank Services, if any. In the event such Bank Services

5.

consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105%) for Letters of Credit denominated in Dollars and one hundred ten percent (110%) for Letters of Credit denominated in a currency other than Dollars, in each case of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

8                                        The Loan Agreement shall be amended by deleting the following, appearing as Section 6.10 thereof:

“6.10    Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted (all calculations shall be computed on a consolidated basis):

(a)          Tangible Net Worth. A Tangible Net Worth of at least:

a.            (A) Eight Million Dollars ($8,000,000.00) through and including December 31, 2009, (B) Seven Million Dollars ($7,000,000.00) for the months ending January 31, 2010, February 28, 2010, March 31, 2010 and April 30, 2010, (C) Six Million Dollars ($6,000,000.00) for the months ending May 31, 2010, June 30, 2010, July 31, 2010, August 31, 2010 and September 30, 2010, (D) Seven Million Dollars ($7,000,000.00) for the months ending October 31, 2010 and November 30, 2010, and (E) Eight Million Dollars ($8,000,000.00) for the months ending December 31, 2010 and January 31, 2011. Notwithstanding the foregoing, the amount required in the immediately prior sentence shall increase by an amount equal to (A) seventy-five percent (75.0%) of any positive quarterly Net Income earned by Borrower, or its Affiliates, plus (B) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity.

b.            Twenty-Three Million Dollars ($23,000,000.00) for the month ending February 28, 2011 and for each month thereafter. Notwithstanding the foregoing, the amount required in the immediately prior sentence shall increase by an amount equal to (A) seventy-five percent (75.0%) of any positive quarterly Net Income

6.

earned by Borrower, or its Affiliates, on and after February 1, 2011, plus (B) fifty percent (50.0%) of net proceeds received by Borrower from the sale of its equity on and after February 1, 2011.

(b)          Adjusted Quick Ratio. A ratio of (i) Quick Assets, to (ii) Current Liabilities minus Current Deferred Revenue of at least 1.25 to 1.0.”

and inserting in lieu thereof the following:

“6.10    Financial Covenant. Borrower shall maintain at all times, to be tested as of the last day of each month, to be computed on a consolidated basis, a ratio of (a) Quick Assets, to (b) Current Liabilities minus Current Deferred Revenue of at least 1.50 to 1.0.”

9                                        The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.7 thereof:

“The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

and inserting in lieu thereof the following:

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of a security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

10                                The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof: Cash Management Services, FX Business Day, FX Forward Contract, FX Reduction Amount, FX Reserve, Letter of Credit Application, Letter of Credit Reserve, Settlement Date, and Tangible Net Worth.

11                                The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“              “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

7.

“              “Eligible Accounts” means billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.11. Bank reserves the right at any time after the 2008 Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Without limiting the foregoing, unless Bank agrees otherwise in writing, Eligible Accounts shall not include the following Accounts:

(a)          Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(b)          Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)          Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(d)          Accounts billed and/or payable outside of the United States;

(e)          Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)           Accounts for which the Account Debtor is Borrower’s

(g)          Affiliate, officer, employee, or agent; Accounts with credit balances over ninety (90) days from invoice date;

(h)          Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

8.

(j)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)          Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)           Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m)        Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)          Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)          Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its reasonable discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)          Accounts for which the Account Debtor has not been invoiced;

(q)          Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(r)          Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

9.

(s)           Accounts subject to chargebacks or others payment deductions taken by an Account Debtor;

(t)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or ()Des out of business;

(u)          Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(v)          Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue); and

(w)         other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

“              “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.4.”

“              “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“              “Prime Rate” is the greater of (a) four percent (4.0%) and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“              “Revolving Line” is an Advance or Advances in an amount equal to Seven Million Dollars ($7,000,000.00).”

“              “Revolving Line Maturity Date” is March 8, 2012.”

and inserting in lieu thereof the following:

“              “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”

“              “Eligible Accounts” means billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.11. Bank reserves the right at any time after the 2008 Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Without limiting

10.

the foregoing, unless Bank agrees otherwise in writing, Eligible Accounts shall not include the following Accounts:

(a)          Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date regardless of invoice payment period terms;

(b)          Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within one hundred twenty (120) days of invoice date;

(c)          Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(d)          Accounts billed and/or payable outside of the United States;

(e)          Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g)          Accounts with credit balances over one hundred twenty (120) days from invoice date;

(h)          Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

11.

(k)          Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)           Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m)        Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)          Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)          Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its reasonable discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)          Accounts for which the Account Debtor has not been invoiced;

(q)          Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(r)          Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred twenty (120) days;

(s)           Accounts subject to chargebacks or others payment deductions taken by an Account Debtor;

12.

(t)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u)          Accounts for which Bank in its good faith business judgment determines collection to be doubtful;

(v)          Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue); and

(w)         other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

“              “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank.”

“              “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any Bank Services Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement or any Bank Services Agreement, all as amended, restated, or otherwise modified.”

“              “Prime Rate” is the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).”

“              “Revolving Line” is an Advance or Advances in an amount equal to Twenty-Five Million Dollars ($25,000,000.00).”

“              Revolving Line Maturity Date” is December 30, 2014.”

12                                The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“              “Bank Services” are any products and/or credit services facilities provided to Borrower by Bank, including, without limitation, all letters of credit, guidance facilities, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services) and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“              “Bank Services Agreement” is defined in the definition of Bank

13.

Services.”

“              “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

“              “Unused Revolving Line Facility Fee” is defined in Section 2.3(d).”

13                                The Compliance Certificate attached as Exhibit C to the Loan Agreement shall be deleted in its entirety and replaced with the Compliance Certificate set forth on Schedule 1 hereto.

14                                `The Borrowing Base Certificate attached as Exhibit D to the Loan Agreement shall be deleted in its entirety and replaced with the Borrowing Base Certificate set forth on Schedule 2 hereto.

4.            ANNUAL AUDITED FINANCIAL STATEMENTS. Notwithstanding Section 6.2 of the Loan Agreement to the contrary, Borrower shall have until February 15, 2012 to deliver its annual audited financial statements with respect to its fiscal year ended December 31, 2010.

5.            LEGAL FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6.            PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of December 30, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

7.            CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.            RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.            NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of

14.

them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.         CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as Set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.         COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

15.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR VIDEO, INC.		SILICON VALLEY BANK

By:	/s/ William C. Day	By:

Name:	William C. Day	Name:

Title:	Chief Executive Officer	Title:

16.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

TREMOR VIDEO, INC.	SILICON VALLEY BANK

By:	By:	/s/ A. Bonnie Ryan

Name:	Name:	A. Bonnie Ryan

Title:	Title:	Vice President

17.

Schedule 1

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	TREMOR VIDEO, INC.

The undersigned authorized officer of Tremor Video, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days		Yes No
Annual financial statement (CPA Audited)	FYE within 180 days		Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes No
Borrowing Base Certificate, with A/P & A/R Agings	Monthly within 30 days		Yes No
Board-approved projections	Annually, within 10 days of approval		Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Adjusted Quick Ratio	1.50:1.0	______:1.0	Yes No

18.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TREMOR VIDEO, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:
Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

19.

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

NOTE — All calculations below are on a consolidated basis with respect to Borrower and its subsidiaries.

I.             Adjusted Quick Ratio (Section 6.10)

Required:              1.5:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained at Bank	$__________

B.	Aggregate value of net billed accounts receivable of Borrower	$__________

C.	Quick Assets (sum of lines A and B)	$__________

D.	Aggregate value of Obligations to Bank	$__________

E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above, that matures within one (1) year, but excluding the current portion of Subordinated Debt

$__________

F.	Current Liabilities (the sum of lines D and E)	$__________

G.	Aggregate value of the current portion of amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$__________

H.	Line F minus line G	$__________

I.	Adjusted Quick Ratio (line C divided by line H)	$__________

Is line I equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

20.

Schedule 2

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower:	Tremor Video, Inc.
Lender:	Silicon Valley Bank
Commitment Amount:	$25,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of _________________	$____________
2.	Additions (please explain on reverse)	$____________
3.	TOTAL ACCOUNTS RECEIVABLE	$____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 120 days due	$____________
5.	Balance of 50% over 120 day accounts	$____________
6.	Foreign Accounts	$____________
7.	Foreign Invoiced Accounts	$____________
8.	Contra/Customer Deposit Accounts	$____________
9.	Intercompany/Employee/Agent/Affiliate Accounts	$____________
10.	Credit balances over 120 days	$____________
11.	Concentration Limits	$____________
12.	U.S. Governmental Accounts	$____________
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$____________
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$____________
15.	Accounts for Retainage Billings	$____________
16.	Trust Accounts	$____________
17.	Bill and Hold Accounts	$____________
18.	Unbilled Accounts	$____________
19.	Non-Trade Accounts	$____________
20.	Accounts with Extended Term Invoices	$____________
21.	Accounts subject to Chargebacks	$____________
22.	Disputed Accounts	$____________
23.	Deferred Revenue	$____________
24.	Other (please explain on reverse)	$____________
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$____________
26.	Eligible Accounts (#3 minus #25)	$____________
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$____________

BALANCES
28.	Maximum Loan Amount	$ 25,000,000.00
29.	Total Funds Available (Lesser of #28 or #27)	$____________
30.	Present balance owing on Line of Credit	$____________
31.	RESERVE POSITION (#29 minus #30)	$____________

[Continued on following page.]

21.

The undersigned represents and warrants that this is true, accurate and complete, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY

TREMOR VIDEO, INC.	Received by:
AUTHORIZED SIGNER

By:	Date:
Authorized Signer
Verified:
Date:	AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

22.